Exhibit 10.1

BINDING TERM SHEET

This Binding Term Sheet (“Term Sheet”), entered into on January 2, 2025 (the “Effective Date”), by and between Blüm Holdings, Inc., a Delaware corporation (“Buyer” or “Blüm” or the “Company”) and Mt. Tam Ventures II, LLC, a Delaware limited liability company (“MTV II”, the “Target” or “Business”) and sets forth the key terms and conditions of a proposed transaction to be memorialized in an Acquisition Agreement or Share Exchange Agreement (the “Transaction Agreement”) or similarly situated document(s) necessary to achieve the purposes described herein (collectively, the “Definitive Agreements”) pursuant to which Blüm intends to issue common stock to the various holders of the Membership Interests of MTVII (the “Sellers” and each a “Seller”) in exchange for Membership Interests of MTV II. Each of Blüm and the MTV II are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Binding:

This Term Sheet is a statement of mutual intent and constitutes a legally binding contractual commitment between the Parties with respect to the Transaction contemplated herein. The parties acknowledge that this Term Sheet represents a binding obligation to proceed in good faith toward the execution and delivery of the Definitive Agreements and any other related agreements necessary to consummate the Transaction, subject to the conditions expressed therein. Notwithstanding the binding nature of this Term Sheet, certain terms, including the proposed transaction structure, remain subject to revision and amendment as appropriate and as the parties see fit in Definitive Documents subject to corporate, legal, tax, accounting, and other considerations.

Transaction:

MTV II approves and Blüm agrees to offer to Sellers, subject to the agreement of Sellers, the following terms of a proposed Transaction: Blüm agrees that at the Closing (as defined herein), (i) Blüm will pay $250,000 in cash to MTVII to pay agreed upon debts and liabilities, (ii) Blüm will acquire one hundred percent (100%) of the Membership Interests of MTVII (the “MTV II Membership Interests”), and (iii) Sellers will acquire a pro rata distribution of (x) 1,931,152 shares of Blüm common stock and (y) a common stock purchase warrant to subscribe for and purchase from Buyer up to 238,368 shares of Blüm common stock, par value $0.001 per share with an exercise price of $0.54. The Parties agree that the Definitive Agreements for the exchange of Blüm common stock for MTV II Membership Interests shall contain representations and warranties appropriate and standard for a transaction of this nature, including but not limited to the delivery of the MTV II Membership Interests free and clear of debt, liabilities, litigation, and other encumbrances.

Consideration:

The aggregate value exchanged shall be equal to Three Million Nine Hundred Twenty Seven Thousand Six Hundred Seventy Six Dollars ($3,927,676.00) (the “Exchange Valuation”). The Exchange Valuation represents the mutually agreed values of the assets being exchanged and is subject to reasonable amendment and revision as mutually agreed between the parties, which shall include the following components.

Closing:	The transaction shall be a simultaneous sign and close transaction subject to appropriate considerations, carveouts and/or approvals by local regulatory authorities.
Closing Conditions:

The Parties’ obligation to close the proposed transaction will be subject to customary conditions, including, without limitation: (i) Execution of Definitive Agreements - Execution and delivery of the Share Exchange Agreement and any other related agreements necessary to consummate the transaction, (ii) Completion of Due Diligence - Each Party shall have completed and been satisfied with its due diligence review of the other Party, including financial, legal, and operational matters, (iii) Regulatory Approvals - Receipt of any required approvals or consents from applicable regulatory authorities or third parties, (iv) Corporate Approvals - Approval of the transaction by the board of directors and, if required, the shareholders and/or members of each Party, (v) Representations and Warranties - The representations and warranties of each Party set forth in the Definitive Agreements shall be true and correct in all material respects as of the closing date, (vi) No Material Adverse Change - There shall have been no material adverse change in the financial condition, business, or operations of either Party between the Effective Date and the Closing, (vii) Delivery of MTV II Membership Interests - Sellers shall deliver the MTV II Membership Interests free and clear of any liens, claims, or encumbrances, as certified by appropriate documentation, (viii) Issuance of Blüm Shares - Blüm shall have taken all necessary corporate actions to issue the agreed number of shares of its common stock to Sellers, (ix) Compliance with Laws - The transaction shall comply with all applicable laws, regulations, and listing requirements, (x) Other Customary Conditions - Satisfaction of any other customary conditions as agreed upon by the Parties in the Definitive Agreements.

Definitive Agreements:

Upon mutual execution of this Term Sheet, the Company will instruct its legal counsel to prepare and circulate, and both the Buyer and the Sellers will negotiate, in good faith, the terms of the Definitive Agreements, which Definitive Agreements shall, in addition to the provisions specifically described herein, contain standard representations, warranties, covenants, survival periods, indemnification, holdback and/or right of offset, and other provisions appropriate for a transaction of the type contemplated herein. The Definitive Agreements, shall be executed on or before January 31, 2025 (the “Execution Deadline”). In the event the Definitive Agreements are not executed on or before the Execution Deadline, the Parties may mutually agree to extend the Execution Deadline or either Party may elect to terminate this Term Sheet. This agreement will automatically extend by 7 days unless expressly terminated by either Party.

Governing Law; Attorneys’ Fees; Injunctive Relief:

This Term Sheet shall be governed by, and construed in accordance with California law without giving effect to any principle or law that would require application of the law of another jurisdiction and the parties submit to the exclusive jurisdiction of the courts of the State of California located in the County of Los Angeles in any action arising out of the matters set forth in, or related to the validity or enforceability of, this Term Sheet.

If any action in law or in equity is necessary to enforce the or interpret the terms of this Term Sheet, the prevailing party shall be entitled to reasonably attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Confidentiality:

Each Party covenants and agrees that such Party shall keep secret and retain in strictest confidence, and shall not at any time or in any manner, either directly or indirectly, divulge, copy, communicate, furnish, make available, or disclose any Confidential Information (as defined herein) received by it in connection with this Term Sheet to any third party or use any such Confidential Information for the benefit of himself, itself, or any third Party, except in connection with the pursuit of the proposed Transaction or as required by applicable law

As used in this Term Sheet, “Confidential Information” shall mean any information relating to the disclosing party, or the business of the disclosing party including the existence of this Term Sheet, the terms herein, or the status of negotiations pursuant hereto; provided, however, that the term “Confidential Information” does not include information that (a) is now, or hereafter becomes, through no wrongful act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving party without use of any of the disclosing party’s Confidential Information; or (e) is authorized to be disclosed by the prior written consent of the disclosing party. The Parties acknowledge that the Confidential Information is vital, sensitive, confidential, and proprietary to the disclosing party and the business of the disclosing party. The warranties, covenants, and agreements set forth in this section shall not expire for any reason and shall survive the expiration or termination of this Term Sheet. Notwithstanding the foregoing, each Party may provide or disclose Confidential Information to advisors, legal counsel, accountants, and actual or prospective investors or lenders (“Authorized Parties”) so long as the Party disclosing such information obtains consent and agreement from such Authorized Parties to be bound (or such Authorized Persons are otherwise contractually or ethically bound) by the terms of this paragraph.

Authority:

The undersigned represent and warrant that they have the full right, power, and authority to enter into and execute this Term Sheet and that their respective signatories have the full right, power, and authority to enter into this Term Sheet on their behalf.

Counterparts:

This Term Sheet may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. In order to expedite the execution of this Term Sheet, a pdf. Signature sent electronically shall be binding and the same effect as the original signature.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties of have duly executed and delivered this Term Sheet as of the date first above written.

BUYER:

BLUM HOLDINGS, INC.

By:          _________________________

Name:         _________________________

Title:          _________________________

Date:         _________________________

SELLERS:

MT. TAM VENTURES II, LLC

By:          _________________________

Name:         _________________________

Title:          _________________________

Date:         _________________________